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                                 EXHIBIT 23(A)



                      CONSENT OF COOPERS & LYBRAND, L.L.P.





                       CONSENT OF INDEPENDENT ACCOUNTANTS


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT ON FORM S-4 OF OUR REPORT DATED FEBRUARY 23, 1996, ON OUR AUDITS OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COLONIAL BANCGROUP, INC., AS OF DECEMBER 31, 1995 AND 1994 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995 AND OUR REPORT DATED FEBRUARY 23,1996, EXCEPT NOTES 1 AND 2 AS TO WHICH THE DATE IS JULY 3, 1996, ON OUR AUDITS OF THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS OF THE COLONIAL BANCGROUP INC., AS OF DECEMBER 31, 1995 AND 1994, AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995. WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS."



/S/ COOPERS & LYBRAND L.L.P.

MONTGOMERY, ALABAMA
November 5, 1996





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